SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Washington Federal, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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425 PIKE STREET

SEATTLE, WASHINGTON 98101-2334

(206) 624-7930

December 14, 2007

Dear Stockholder:

You are invited to attend our Annual Meeting of Stockholders to be held on Tuesday, January 22, 2008 at 2:00 p.m., Pacific Time, at Benaroya Hall, 3rd & Union, Seattle, Washington.

We hope you can attend this meeting in person, but whether or not you plan to attend, it would be very helpful if you would sign the enclosed proxy card and return it in the envelope provided. Please do this immediately so we can save your company the time and expense of contacting you again. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person if you attend the meeting, but will assure that your vote will be counted if you are unable to attend.

If you have any questions, please do not hesitate to contact us.

Sincerely,

Roy M. Whitehead

Chairman, President and

Chief Executive Officer

425 PIKE STREET

SEATTLE, WASHINGTON 98101-2334

(206) 624-7930

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 22, 2008

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Washington Federal, Inc. (“Washington Federal”) will be held at Benaroya Hall, 3rd & Union, Seattle, Washington, on Tuesday, January 22, 2008, at 2:00 p.m., Pacific Time, for the following purposes:

1. To elect three directors for a three-year term and until their successors are elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as Washington Federal’s independent registered public accountants for fiscal 2008; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of Washington Federal has fixed November 23, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

By Order of the Board of Directors

Edwin C. Hedlund

Executive Vice President and

Secretary

December 14, 2007

Seattle, Washington

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

WASHINGTON FEDERAL, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

January 22, 2008

This Proxy Statement is furnished to the holders of the common stock, $1.00 par value per share (“Common Stock”), of Washington Federal, Inc. (“Washington Federal” or the “Company”), the parent holding company for Washington Federal Savings, a federally-chartered savings association, in connection with the solicitation of proxies by the Board of Directors of the Company, to be used at the Annual Meeting of Stockholders to be held at Benaroya Hall, 3rd & Union, Seattle, Washington, on Tuesday January 22, 2008, at 2:00 p.m., Pacific Time, and at any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 14, 2007.

The proxy solicited hereby, if properly signed and returned and not revoked prior to its use, will be voted in accordance with the instructions given thereon. If no instructions are so specified, the proxy will be voted for the persons nominated to be directors by the Board of Directors, for the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for fiscal 2008 and, upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the best judgment of the persons appointed as proxies. Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting.

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by: (i) filing written notice thereof with the Secretary of Washington Federal (Edwin C. Hedlund, Washington Federal, Inc., 425 Pike Street, Seattle, Washington 98101); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and notifying the Secretary of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

The Company’s fiscal year end is September 30. All references to 2007 and 2006 represent amounts as of September 30, 2007 and September 30, 2006, or activity for the fiscal years then ended, respectively.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

Only stockholders of record at the close of business on November 23, 2007 (the “Voting Record Date”) will be entitled to vote at the Annual Meeting. On the Voting Record Date, 87,436,307 shares of Common Stock were issued and outstanding and the Company had no other class of equity securities issued and outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on matters other than the election of directors, for which cumulative voting is permitted, as discussed below under “Information with Respect to Nominees for Director, Directors Whose Terms Continue and Executive Officers.” A majority of the votes entitled to be cast by stockholders on a matter represented in person or by proxy is necessary to constitute a quorum.

Vote Required

The election of the Company’s directors requires a plurality of the votes represented in person or by proxy at the Annual Meeting. The proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accountants and any other business that properly may come before the Annual Meeting require that the votes cast in favor of such proposals exceed the votes cast against such proposals.

Effect of an Abstention and Broker Non-Votes

A stockholder who abstains from voting on any or all proposals and broker non-votes will be included in the number of stockholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or any other proposal. Consequently, abstentions will have no affect on the vote required to approve the nominees for director or the other proposals being considered at the Annual Meeting.

Under rules applicable to broker-dealers, banks, brokers and other nominees may vote shares held by them for a customer on matters that are determined to be routine, even though the bank, broker or other nominee has not received instructions from the customer. The proposals to elect directors and ratify the appointment of the independent registered public accountants are considered “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Consequently, there will be no broker non-votes.

Principal Holders of Voting Securities

The following table sets forth information as of October 1, 2007 with respect to: (i) any person or entity known by Washington Federal to be the beneficial owner of 5% or more of the issued and outstanding Common Stock; and (ii) ownership of the Common Stock by all directors and executive officers of Washington Federal as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Barclays Global Investors.	5,088,656	(2)	5.80%
54 Lombard Street London, England
All directors and executive officers as a group (13 persons)	898,421	(3)	1.02	%(4)

(1)	Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), a person is considered to beneficially own shares of Common Stock if he or she has or shares: (i) voting power, which includes the power to vote, or direct the voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares.
(2)	Barclays Global Investors has sole power to vote 5,088,656 shares and sole power to dispose of 5,088,656 shares.
(3)	Includes ownership of options to purchase Common Stock that may be exercised by all executive officers as a group prior to December 31, 2007 aggregating 273,259 shares. Includes an aggregate of 66,710 shares held by the Washington Federal Savings Profit Sharing Retirement and Employee Stock Ownership Plan (the “Retirement Plan”) for the benefit of executive officers of Washington Federal. Directors, unless current or former employees of Washington Federal, do not participate in the Retirement Plan. The Retirement Plan is a qualified, defined contribution profit sharing and employee stock ownership plan maintained for all eligible employees of Washington Federal that invests primarily in certificates of deposit and similar instruments issued by Washington Federal Savings and other financial institutions. As an alternative to the aforementioned investments, employees have the option of directing vested balances to a variety of mutual funds. The shares of Common Stock of Washington Federal held by the Retirement Plan are voted by the trustees of such plan at their discretion, but the disposition of such shares can be directed only by the employee to whose account the shares are allocated. The trustees of the Retirement Plan are Linda Brower, Mike Bush and Robert Zirk, all of whom are employees of Washington Federal Savings.
(4)	The percentage of outstanding shares of Common Stock is based on the 87,411,750 shares of Common Stock issued and outstanding on October 1, 2007, plus options to purchase 273,259 shares of Common Stock that are exercisable by current and former executive officers as a group prior to December 31, 2007.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,

DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

General

The Restated Articles of Incorporation of Washington Federal provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year. The number of directors currently authorized by Washington Federal’s Bylaws is nine.

Pursuant to Washington Federal’s Restated Articles of Incorporation, at each election of directors every stockholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected, or to cumulate his or her votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates. In the event that cumulative voting is in effect, it is the intention of the persons named in the accompanying proxy to vote cumulatively for the election as directors the nominees listed in the table that follows.

At the Annual Meeting, stockholders of Washington Federal will be asked to elect three directors of Washington Federal for a three-year term and until their successors are elected and qualified. The three nominees for election as directors to a three-year term are Anna C. Johnson, Thomas F. Kenney and Charles R. Richmond. All nominees were selected by the Nominating Committee of the Board of Directors and currently serve as directors of Washington Federal. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting, and no director or nominee for director is related to any other director or executive officer of Washington Federal by blood, marriage or adoption.

If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors of Washington Federal. Alternatively, under such circumstances, the Board of Directors of Washington Federal may reduce the number of directors of Washington Federal. Washington Federal knows of no reason why any of the nominees may not be able to serve as director if elected.

Information with Respect to Nominees for Director and Continuing Directors

The following tables set forth information relating to continuing directors of Washington Federal and the nominees for election as directors.

Nominees for Three-Year Term Expiring In 2011

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since	Common Stock Owned Directly or Indirectly as of October 1, 2007(1)(2)
				No.		Percentage
Anna C. Johnson	56	Director; Senior Partner of Scan East West Travel, a travel agency.	1995	7,559		0.01%
Thomas F. Kenney	56	Director; Vice President of Finance and Principal Financial Officer of Haggen, Inc., a retail grocer, 1996 — present.	2003	7,742		0.01%
Charles R. Richmond	68	Director; Director of Real Estate of Washington Federal since December 2000, former Executive Vice President and Secretary of Washington Federal.	1995	53,299	(3)	0.06%

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

THE NOMINEES BE ELECTED AS DIRECTORS.

Directors with Terms Expiring In 2009

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since	Common Stock Owned Directly or Indirectly as of October 1, 2007(1)(2)
				No.		Percentage
John F. Clearman	70	Director; retired, former Chief Financial Officer of Milliman USA Inc.; former President and Chief Executive Officer of N.C. Machinery Co.; Director of Esterline Corporation.	1996	15,640		0.02%
H. Dennis Halvorson	68	Director; retired, former President and Chief Executive Officer of United Bank, a Savings Bank.	1996	23,246		0.03%
Roy M. Whitehead	55	Chairman, President and Chief Executive Officer of Washington Federal.	1999	214,384	(4)	0.24%

Directors with Terms Expiring In 2010

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since	Common Stock Owned Directly or Indirectly as of October 1, 2007(1)(2)
				No.	Percentage
Derek L. Chinn	59	Director; retired since September 2003, former Chairman, President and Chief Executive Officer of United Savings and Loan Bank, 2001 — 2003.	2003	231,277	0.26%
Thomas J. Kelley	59	Director; Faculty at Albers School of Business, Seattle University since September 2002. Former Moscow Office Managing Partner and Country Managing Partner — Audit and Business Advisory Services at ZAO Arthur Andersen, Moscow, Russia from 1997 to 2002.	2005	8,405	0.01%
Barbara L. Smith	58	Director; Owner Barbara Smith Consulting.	2006	1,000	0.00%

(1)	Pursuant to rules promulgated by the SEC under the Exchange Act, a person is considered to beneficially own shares of Common Stock if he or she has or shares: (i) voting power, which includes the power to vote or direct the voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Additionally, none of the shares represented are pledged as security.

(2)	Based on information furnished by the respective directors. The percentage of outstanding shares of Common Stock is based on the 87,411,750 shares of Common Stock issued and outstanding on October 1, 2007, plus options to purchase shares of Common Stock that are exercisable by a director prior to December 31, 2007.
(3)	Mr. Richmond’s ownership includes options to purchase 12,428 shares of Common Stock exercisable prior to December 31, 2007.
(4)	Mr. Whitehead’s ownership includes 23,847 shares of unvested restricted Common Stock, options to purchase 95,962 shares of Common Stock exercisable prior to December 31, 2007, and 17,738 shares of Common Stock which are held pursuant to the Retirement Plan.

Certain Executive Officers Who are Not Directors

The following table sets forth information concerning the current executive officers of Washington Federal who are not directors and who are listed in the Summary Compensation Table under “Executive Compensation” below.

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Common Stock Owned Directly or Indirectly as of October 1, 2007(1)(2)
			No.		Percentage
Brent J. Beardall	36	Executive Vice President and Chief Financial Officer since October 2007; Senior Vice President and Chief Financial Officer from October 2003 to October 2007.	54,915	(3)	0.06%
Linda S. Brower	54	Executive Vice President since October 2003; Senior Vice President from January 2003 to October 2003.	49,473	(4)	0.06%
Edwin C. Hedlund	51	Executive Vice President and Secretary	141,993	(5)	0.16%
Jack B. Jacobson	57	Executive Vice President	89,488	(6)	0.10%

(1)	Pursuant to rules promulgated by the SEC under the Exchange Act, a person is considered to beneficially own shares of Common Stock if he or she has or shares: (i) voting power, which includes the power to vote or direct the voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares.
(2)	Based on information furnished by the respective officers. The percentage of outstanding shares of Common Stock is based upon the 87,411,750 shares of Common Stock issued and outstanding on October 1, 2007, plus options to purchase shares of Common Stock that are exercisable by an executive officer prior to December 31, 2007.
(3)	Mr. Beardall’s ownership includes 14,971 shares of unvested restricted Common Stock, options to purchase 28,912 shares of Common Stock exercisable prior to December 31, 2007 and 5,564 shares of Common Stock held in the Retirement Plan.
(4)

Ms. Brower’s ownership includes 14,971 shares of unvested restricted Common Stock, options to purchase 21,489 shares of Common Stock exercisable prior to December 31, 2007 and 5,749 shares of Common Stock held in the Retirement Plan. As noted pre-

viously, Ms. Brower, as trustee of the Retirement Plan, may be deemed to beneficially own shares held by the Plan.

(5)	Mr. Hedlund’s ownership includes 11,928 shares of unvested restricted Common Stock, options to purchase 72,450 shares of Common Stock exercisable prior to December 31, 2007 and 22,944 shares of Common Stock held in the Retirement Plan.
(6)	Mr. Jacobson’s ownership includes 11,929 shares of unvested restricted Common Stock, options to purchase 42,018 shares of Common Stock exercisable prior to December 31, 2007 and 14,716 shares of Common Stock held in the Retirement Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, Washington Federal’s directors and executive officers and any persons holding 10% or more of the outstanding Common Stock must report their ownership of Washington Federal’s securities and any changes in that ownership to the SEC by specific dates. Washington Federal believes that during the fiscal year ended September 30, 2007 all of these filing requirements were satisfied by its directors and executive officers. In making the foregoing statement, Washington Federal has relied in part on representations of its directors and executive officers and copies of the reports that they have filed with the SEC.

The Board of Directors and Its Committees

The Board of Directors of Washington Federal held a total of ten meetings during the last fiscal year. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held during his or her tenure in office during the last fiscal year or the total number of all meetings held by all committees of the Board of Directors on which he or she served during such year. Although Washington Federal does not have a formal policy regarding attendance by directors at annual meetings of stockholders, directors are expected to attend such meetings. At the 2007 Annual Meeting all directors were present.

The Board of Directors has established various committees, including an Executive Committee, an Audit Committee, a Nominating Committee and a Compensation Committee. The Board of Directors has affirmatively determined that a majority of the Washington Federal directors are independent pursuant to the listing requirements of the Nasdaq Stock Market LLC (“NASDAQ”). The current independent directors are Mr. Halvorson, Lead Independent Director, Ms. Johnson, Ms. Smith and Messrs. Chinn, Clearman, Kelley and Kenney. The independent directors held two regularly scheduled meetings during the past fiscal year. The Board of Directors also has affirmatively determined that each member of the Audit Committee, Compensation Committee and the Nominating Committee of the Board of Directors is independent within the meaning of applicable laws and regulations and the listing requirements of Nasdaq.

The Board of Directors selects certain members to serve on its Executive Committee. The present Executive Committee consists of Messrs. Whitehead ,Chairman, Clearman, Halvorson and Richmond. The Executive Committee is authorized to exercise all the authority of the Board of Directors in the management of Washington Federal between board meetings unless otherwise provided by the Bylaws of Washington Federal. The Executive Committee did not meet during the last fiscal year.

The Board of Directors has a standing Audit Committee with a written charter. The Audit Committee consists of Messrs. Clearman , Chairman, Kelley and Kenney. The Board has determined that Chairman Clearman as well as Messrs. Kenney and Kelly are “audit committee financial experts”, as defined by SEC regulation. The Audit Committee met on four occasions during the last fiscal year. The Audit Committee’s primary responsibilities include review of all financial reports, oversight of the internal audit function, regulatory compliance, appointment of independent auditors, pre-approval of all services performed by the independent registered public accountants and review of all related party transactions.

The Board of Directors has a standing Compensation Committee consisting of Mr. Halvorson, Chairman, Mr. Chinn, Ms. Johnson and Ms. Smith. No member of the Compensation Committee has served as an officer or an employee of Washington Federal or Washington Federal Savings during the past five years. The Compensation Committee studies personnel and compensation recommendations made by the Chief Executive Officer and makes recommendations to the Board of Directors. Further, the

Compensation Committee is authorized to act under Washington Federal’s stock benefit plans to grant stock options and restricted shares. The Compensation Committee met twice during the last fiscal year.

The Board of Directors has appointed three of its members to serve as a Nominating Committee in connection with the election of directors. For the present Annual Meeting, the Board of Directors appointed Ms. Johnson, Chairman, and Messrs. Clearman and Chinn to serve on the Nominating Committee. The Nominating Committee met once during the last fiscal year. The primary responsibilities of the Nominating Committee are to evaluate and make recommendations to the Board of Directors for the election of directors.

Report of the Audit Committee

The following “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 (“Securities Act”), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees” and Rule 2-07 “Communication with Audit Committees,” as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent registered public accountants their independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

AUDIT COMMITTEE

John F. Clearman, Chairman

Thomas J. Kelley

Thomas F. Kenney

Selection of Nominees for the Board

The Nominating Committee considers candidates for director suggested by its members and other directors of Washington Federal, as well as management and stockholders. The Nominating Committee also may solicit prospective nominees. In addition, nominees for election as director may be obtained in connection with acquisitions by Washington Federal. A stockholder who desires to recommend a prospective nominee for the Board of Directors should notify Washington Federal’s Secretary or any member of the Nominating Committee in writing with whatever supporting material the stockholder considers appropriate. The Nominating Committee also considers whether to nominate any person nominated pursuant to the provision of Washington Federal’s Bylaws relating to stockholder nominations, which is described under “- Stockholder Nominations” below. The Nominating Committee has the authority to retain a third-party search firm to identify or evaluate, or assist in identifying and evaluating, potential nominees if it so desires, although it has not done so to date.

Director Qualifications

In making recommendations for nominees to the Board of Directors, the Nominating Committee reviews and considers the qualifications, strengths and abilities of the potential candidates for nomination, including new candidates that may be identified from time to time through the Company’s internal search and review procedures or as a result of stockholder recommendations. In deciding whether to recommend the re-nomination of incumbent directors whose term is expiring at an upcoming meeting or the nomination of new directors who previously served as officers of Washington Federal, the Nominating Committee considers their prior performance as directors and officers of the Company in addition to the candidates’ other qualifications. For new candidates, the review process may require additional evaluation and consideration.

The Nominating Committee works with the Board of Directors on an ongoing basis in identifying the particular qualities and abilities that Washington Federal seeks in its directors generally, and the mix of experience, expertise and attributes, that are sought or required for the Board as a whole. Desirable personal qualities include integrity, business acumen and industry knowledge. All candidates for nomination are evaluated against these target qualities and attributes, as well as the Board of Directors’ particular needs at the time.

Stockholder Nominations

Pursuant to Article IV, Section 4.15 of Washington Federal’s Bylaws, stockholders of Washington Federal may nominate persons for election to the Board of Directors by submitting such written nominations to the Secretary of Washington Federal at least ninety (90) days prior to the anniversary date of the mailing of proxy materials by Washington Federal in connection with the immediately preceding Annual Meeting of Stockholders of Washington Federal. Such stockholder’s notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of Washington Federal entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of Washington Federal, if elected. If a nomination is made in accordance with applicable requirements, then ballots will be provided for use by stockholders at the stockholder meeting bearing the name of such nominee or nominees. No nominations for election as a director at the Annual Meeting were submitted to Washington Federal in accordance with the foregoing requirements.

First Mutual Acquisition

On July 2, 2007, the Company announced the signing of a definitive agreement to acquire First Mutual Bancshares, Inc. (“First Mutual”). The transaction is expected to close in the first calendar quarter of 2008, pending the receipt of all requisite regulatory approvals. In connection with this transaction, one member of First Mutual’s Board of Directors will be appointed to Washington Federal, Inc.’s Board of Directors.

Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors may do so by sending written communications to the following address: Board of Directors-Stockholder Communications, c/o Corporate Secretary, 425 Pike Street, Seattle, Washington 98101. The Corporate Secretary will forward such communications to the director or directors to whom they are addressed.

Code of Conduct and Ethics

Washington Federal maintains a Director and Employee Code of Ethics that covers all directors, officers and employees of Washington Federal and its subsidiaries. The Code of Ethics requires, among other things, that the directors, officers and employees exhibit and promote the highest standards of honest and ethical conduct; avoid conflicts of interest; comply with laws, rules and regulations; and otherwise act in the best interest of Washington Federal. In addition, Washington Federal maintains a separate Code of Ethics for Senior Financial Officers that imposes specific standards of conduct on persons with financial reporting responsibilities at Washington Federal. Each senior financial officer of Washington Federal is required to annually certify in writing his or her compliance during the prior year with the Code of Ethics for Senior Financial Officers. A copy of the Director and Employee Code of Ethics and Code of Ethics for Senior Financial Officers can be viewed on Washington Federal’s website at www.washingtonfederal.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Washington Federal’s Board of Directors approves all policies that govern executive compensation, which are then administered by the Compensation Committee, including the following activities:

•	Establishing and reviewing executive base salaries;

•	Overseeing Washington Federal’s annual incentive compensation plan;

•	Overseeing Washington Federal’s long-term equity-based compensation plans;

•	Approving all bonuses and awards distributed under these plans; and

•

Reviewing all compensation decisions for executive officers with the Board of Directors, including those for the Chief Executive Officer and the other officers named in the Summary Compensation Table on page 20 (referred to as the “Named Executive Officers”).

On behalf of the Board of Directors, the Compensation Committee seeks to assure that compensation paid to the named executive officers is fair, reasonable and competitive, and is linked to increasing stockholder value.

Executive Compensation Philosophy

Maintaining an effective executive compensation and benefits program is deemed important to advancing the financial performance of Washington Federal. The following core principles are used to guide decisions regarding these programs:

•	The interests of executives should be aligned with those of the Company’s stockholders through potential stock ownership;

•	Rewards should be linked to company-wide and individual performance;

•	Incentives are to be provided to promote the achievement of successful annual results as a step toward fulfilling long-term operating goals and strategic objectives;

•	The structure of executive officers’ compensation should align with short-term and long-term goals and objectives;

•	Executive compensation must be sufficient to ensure that the Company is able to attract, retain and motivate top performing executive officers; and

•	Executive compensation should be perceived to be fair by all parties with interests in the Company’s success.

The Board of Directors and its Compensation Committee of Washington Federal believe that implementing an executive compensation and benefits program that is focused on achieving these core principles will benefit the Company, and ultimately its stockholders, by helping attract and retain highly qualified and industry-experienced executives.

To balance objectives, the Board of Directors and its Compensation Committee have determined that the Company’s executive compensation program should use the following elements:

•	Base salary, to provide a fixed compensation level sufficient to attract and retain qualified executives;

•	An annual incentive compensation plan, to reward short-term performance against specific financial targets;

•	A long-term equity incentive compensation program to link management incentives to stockholder return;

•	Retirement benefits to provide security and to reward executive officers for their contribution to the Company’s success over the course of their careers; and

•	Other benefits, including perquisites, necessary to maintain a healthy, motivated leadership team and to enable the productivity of executive officers.

Role of the Compensation Committee

The Compensation Committee is responsible for, among other things, developing executive compensation policies for approval by the Board of Directors. As part of its responsibilities, the Compensation Committee reviews and establishes compensation for all of the executive officers of Washington Federal, including the Named Executive Officers, and reviews their decisions with the Board of Directors as appropriate.

The Compensation Committee is comprised entirely of directors who meet the independence requirements as defined by NASDAQ Rule 4200(a)(15), are deemed a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and satisfy the requirements of an “outside director” for purposes of Section 162(m)(4)(C) of the Internal Revenue Code. The Compensation Committee is comprised of the following individuals: Mr. Halvorson, Chairman, Mr. Chinn, Ms. Johnson, and Ms. Smith.

A key objective of the Compensation Committee is to further the core compensation principles described above through a compensation structure comprised of base salary and long-term and short-term incentive-based compensation. Since a meaningful part of total compensation is incentive based, a direct link is established between executive compensation and the long-term performance of Washington Federal.

The Compensation Committee met twice during the year ended September 30, 2007. In making its recommendations to the Board of Directors, the Compensation Committee reviewed relevant market data on the financial performance of both national and regional financial institutions, specifically banks and thrifts, which the Company views as its peer group. Such data are used as points of reference, but are not the deciding factor in establishing appropriate compensation for executive officers of Washington Federal, due to the wide variety of circumstances, financial performance, geography, and business plans of the peer group institutions.

The Compensation Committee has the authority to directly engage outside consultants, although it has not done so.

Total Compensation

Total executive compensation is tied to performance and is structured to ensure focus on financial results, stockholder return, individual performance, and the responsibility and experience of executive officers. Based on analysis, the total compensation paid and earned by the Named Executive Officers in Fiscal 2007 was consistent with Washington Federal’s financial performance, the individual performance of each Named Executive Officer, the responsibilities and experience of Named Executive Officers and stockholder return. The Board of Directors and its Compensation Committee believes that total executive compensation was reasonable in its totality and consistent with the compensation philosophies as described above.

In light of the Company’s compensation philosophy, the Board of Directors and its Compensation Committee have determined that the total compensation package for Named Executive Officers should continue to consist of base salary, annual cash incentive compensation, long-term equity-based incentive compensation, benefit plans and certain other perquisites.

Elements of Compensation

Base Salary

Base salaries for executive officers are determined based on job responsibilities, level of experience and individual performance. In making its recommendations to the Board of Directors, the Compensation Committee reviews market data with respect to the Company’s Peer Group to assess the competitiveness of the base salary of the Named Executive Officers as well as other senior officers. Such information is used as a point of reference; however, it is not the deciding factor in establishing appropriate base salaries due to the lack of precise comparability.

Merit pay adjustments to base salary are considered annually for each executive officer. When making adjustments to the base salary of the Chief Executive Officer, the Compensation Committee considers the job performance and contribution to the successful operation of Washington Federal by the Chief Executive Officer. When making adjustments to the base salaries of the other Named Executive Officers, the Compensation Committee also considers the recommendation of the Chief Executive Officer. Executive base salaries are intended to be at levels that will attract, retain and motivate the necessary management expertise to successfully execute the Company’s business plan.

For 2007, Messrs. Beardall, Hedlund, Jacobson, Whitehead and Ms. Brower received increases in the range of 3% to 24% in their base salaries. The salary increases for the named executive officers were reflective of their individual performance and the Company’s objectives regarding the level of base salaries paid to Company executives as described above. Base salaries paid to Messrs. Beardall, Hedlund, Jacobson, Whitehead and Ms. Brower represented 56%, 60%, 57%, 60% and 55%, respectively, of their total compensation.

Annual Incentive Compensation

An annual incentive compensation program has been established for all employees, including the Named Executive Officers. Eligibility for the annual incentive program is restricted only by excluding employees that are not in good standing with the Company. All Named Executives Officers were in good standing and are in good standing with Washington Federal. Consistent with the overall compensation philosophy of linking incentive awards to company-wide and individual performance, the incentive plan is designed to provide performance-based annual cash compensation based on the achievement of annual performance targets approved by the Board of Directors. For 2007, the bonus plan for the Named Executives Officers was based solely on net income produced by the Company. Based on predetermined targets, the Named Executive Officers can earn a performance bonus ranging from 0 to 50% of base compensation as defined.

During 2007 Named Executive Officers each earned a bonus of 9.5% of eligible compensation for the year, reflective of performance relative to the predetermined goals for net income established by the Board of Directors at the beginning of the bonus period.

Long-Term Incentives

In the past, certain executive officers, including the Named Executive Officers, have been granted restricted stock and stock option awards by the Board of Directors, pursuant to Company’s equity based compensation plans. The Company has three equity based compensation plans: the 1987 Stock Option and Stock Appreciation Rights Plan, the 1994 Stock Option and Stock Appreciation Rights Plan, and the 2001 Long-Term Incentive Plan. All three plans are substantially similar and have been previously approved by the Company’s stockholders. Stock option awards made to date have had an exercise price equal to the fair market value of a share of stock on the grant date of the award. Stock option awards and restricted stock awards vest pro rata over a four to seven year period. In 2007 Mr. Whitehead was awarded 14,000 shares of restricted stock and 20,000 stock options. Messrs. Beardall, Hedlund, Jacobson and Ms. Brower each received awards of 7,000 shares of restricted stock and 10,000 stock options.

The Board of Directors believes that these long-term incentive awards help align the interests of Washington Federal’s executives with those of its stockholders through potential stock ownership. Although there are no definitive plans for future awards to the Named Executive Officers, the Compensation Committee and the Board of Directors consider stock awards to be a key piece of executive compensation and reviews the appropriateness of such awards annually in light of performance.

Employment and Change in Control Agreements

The Company does not have any employment agreements in place with any Named Executive Officer. Upon a change in control of the company, each unvested equity instrument previously awarded to the Named Executive Officers would become fully vested. No other change of control agreements are in place for the Named Executive Officers.

Perquisites

In 2007, perquisites were provided to certain executive and senior officers. Perquisites are given to executive and senior officers based upon their role in the company and the business advantage gained by the use of perquisites. In 2007, we provided the following perquisites to the Named Executive Officers:

•

Messrs. Beardall, Hedlund, Jacobson, Whitehead and Ms. Brower were provided memberships to a downtown Seattle athletic club that was also used for business-related entertainment. The cost to the Company of each memberships was approximately $1,900.

•	Ms. Brower and Mr. Whitehead were provided an automobile allowance of $7,800 and $9,000, respectively.

•	Messrs. Beardall, Hedlund and Jacobson were provided a Company vehicle and fuel. The cost of this benefit was $7,025, $6,254 and $3,918, respectively.

Retirement Benefits

In addition to the above, the Company maintains the following plans that provide, or may provide, compensation to the Named Executive Officers. The Compensation Committee considers all of these plans and benefits when reviewing total compensation for executive officers and in making its recommendations to the Board of Directors.

Retirement Plans

The Washington Federal Profit Sharing Retirement Plan (“PSRP”), is a defined contribution plan in which all employees with over 1,000 hours worked are eligible to participate. Historically, the Company has contributed 11% of an employees’ eligible base salary into the plan on his or her behalf. During 2007, the Company contributed 11% of each Named Executive Officer’s eligible base salary. These amounts are included in the Summary Compensation Table under “All Other Compensation”. Amounts exceeding IRS ‘Top-Heavy” rules are paid directly to the affected executive on a pre-tax basis. Company contributions vest ratably over six years.

The PSRP also contains an Employee Stock Ownership Plan (“ESOP”) in which employees can purchase Washington Federal, Inc. common stock at the market price twice per year with vested company contributions and/or with their own individual contributions. No compensation is associated with the ESOP as the price is established at the market price, as permitted under Statement of Financial Accounting Standards 123(R) (“FAS 123R”).

Summary Compensation Table

The following table sets forth for each of the Named Executive Officers: (1) the dollar value of base salary and bonus earned during the year ended September 30, 2007; (2) the dollar value of the compensation cost of all stock and option awards recognized over the requisite service period, computed in accordance with FAS 123R; (3) the dollar value of earnings for services pursuant to awards granted during the year under non-equity incentive plans; (4) the change in pension value and non-qualified deferred compensation earnings during the year; (5) all other compensation for the year; and (6) the dollar value of total compensation for the year. The Named Executive Officers are the Company’s principal executive officer, principal financial officer, and the three other most highly compensated executive officers as of September 30, 2007 (each of whose total cash compensation exceeded $100,000 for fiscal year 2007).

2007 Summary Compensation Table

Name and Principal Position:	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Comp.(2)	Change in Pension and Non Qualified Deferred Comp. Earnings	All Other Comp.(3)	Total
Roy M. Whitehead Chairman, President and Chief Executive Officer	2007	$444,000	$—	$87,808	$64,234	$53,106	$—	$79,464	$728,612

Brent J. Beardall Executive Vice President and Chief Financial Officer	2007	176,500	—	50,274	26,077	23,094	—	38,597	314,541

Linda S. Brower Executive Vice President	2007	173,750	—	50,274	27,424	22,686	—	37,882	312,017

Edwin C. Hedlund Executive Vice President and Secretary	2007	223,750	—	43,904	32,117	26,622	—	40,457	366,850

Jack B. Jacobson Executive Vice President	2007	220,000	—	64,004	32,117	27,314	—	40,738	384,173

(1)	These amounts reflect the dollar value of the compensation cost of all outstanding stock awards or option awards recognized over the requisite service period, computed in accordance with FAS 123R. The assumptions made in valuing the stock awards are included under the caption “Stock Option Plans” in Note L of Notes to Consolidated Financial Statements in the 2007 Annual Report on Form 10-K and such information is incorporated herein by reference.

(2)	Represents cash incentives earned under the Short Term Incentive Compensation Plan.

(3)	Amounts of Other Compensation are set forth in the Table Below

Name and Principal Position:	Year	Company PSRP Contribution	Dividends on Unvested Restricted Stock	Total Other Comp.
Roy M. Whitehead Chairman, President and Chief Executive Officer	2007	$59,782	$19,682	$79,464

Brent J. Beardall Executive Vice President and Chief Financial Officer	2007	26,246	12,351	38,597

Linda S. Brower Executive Vice President	2007	25,531	12,351	37,882

Edwin C. Hedlund Executive Vice President and Secretary	2007	30,616	9,841	40,457

Jack B. Jacobson Executive Vice President	2007	30,897	9,841	40,738

Grants of Plan Based Awards in 2007

The following table sets forth information regarding equity and non-equity awards granted to the Named Executive Officers in 2007

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Restricted Stock Awards #	Option Awards #	Closing Price on Grant Date	Vesting Term (in yrs)
		Threshold $	Target $	Maximum	Threshold $	Target $	Maximum
Whitehead	12/13/2006	—	—	—	—	—	—	14,000	—	23.67	7
Beardall	12/13/2006	—	—	—	—	—	—	7,000	—	23.67	7
Brower	12/13/2006	—	—	—	—	—	—	7,000	—	23.67	7
Hedlund	12/13/2006	—	—	—	—	—	—	7,000	—	23.67	7
Jacobson	12/13/2006	—	—	—	—	—	—	7,000	—	23.67	7
Whitehead	3/26/2007	—	—	—	—	—	—	—	20,000	23.75	5
Beardall	3/26/2007	—	—	—	—	—	—	—	10,000	23.75	5
Brower	3/26/2007	—	—	—	—	—	—	—	10,000	23.75	5
Hedlund	3/26/2007	—	—	—	—	—	—	—	10,000	23.75	5
Jacobson	3/26/2007	—	—	—	—	—	—	—	10,000	23.75	5

Outstanding Equity Awards at Year End

The following table sets forth information on outstanding option and stock awards held by the Named Executive Officers at September 30, 2007, including the number of shares underlying both exercisable and unexercisable portions of each stock option, as well as the exercise price and expiration date of each outstanding option.

Outstanding Equity Awards at September 30, 2007

	Grant Date	# of Years Vesting	Option Awards
			# Options			Option Exercise Price	Option Expiration Date
			Exercisable	Unexercisable	Unearned
Whitehead	09/14/98	7	7,618	—	—	13.02	09/14/08
Whitehead	12/13/99	5	9,668	—	—	11.72	12/13/09
Whitehead	10/19/01	3	43,923	—	—	15.13	10/19/11
Whitehead	10/24/03	6	29,039	19,361	—	21.24	10/24/13
Whitehead	02/13/06	6	5,714	14,286	—	22.91	02/13/16
Whitehead	03/26/07	5	—	20,000	—	23.75	03/26/17
Whitehead	12/13/01	7	—	—	—	—	—
Whitehead	12/13/02	7	—	—	—	—	—
Whitehead	12/13/03	7	—	—	—	—	—
Whitehead	12/13/06	7	—	—	—	—	—
Beardall	04/20/01	7	4,392	2,928	—	16.69	04/20/11
Beardall	10/19/01	7	3,513	2,343	—	15.13	10/19/11
Beardall	10/24/03	6	18,150	—	—	21.24	10/24/13
Beardall	02/13/06	7	2,856	7,144	—	22.91	02/13/16
Beardall	03/26/07	5	—	10,000	—	23.75	03/26/17
Beardall	12/13/03	5	—	—	—	—	—
Beardall	12/13/04	7	—	—	—	—	—
Beardall	12/13/05	7	—	—	—	—	—
Beardall	12/13/06	7	—	—	—	—	—
Brower	01/30/03	3	7,743	—	—	17.79	01/30/13
Brower	10/24/03	6	10,890	7,260	—	21.24	10/24/13
Brower	02/13/06	7	2,856	7,144	—	22.91	02/13/16
Brower	03/26/07	5	—	10,000	—	23.75	03/26/17
Brower	12/13/03	5	—	—	—	—	—
Brower	12/13/04	7	—	—	—	—	—
Brower	12/13/05	7	—	—	—	—	—
Brower	12/13/06	7	—	—	—	—	—
Hedlund	05/24/99	7	16,105	—	—	13.74	05/24/09
Hedlund	12/13/99	5	17,008	—	—	11.72	12/13/09
Hedlund	10/19/01	3	21,962	—	—	15.13	10/19/11
Hedlund	10/24/03	6	14,520	9,680	—	21.24	10/24/13
Hedlund	02/13/06	7	2,856	7,144	—	22.91	02/13/16
Hedlund	03/26/07	5	—	10,000	—	23.75	03/26/17
Hedlund	12/13/01	7	—	—	—	—	—
Hedlund	12/13/02	7	—	—	—	—	—
Hedlund	12/13/03	7	—	—	—	—	—
Hedlund	12/13/06	7	—	—	—	—	—
Jacobson	12/13/99	7	3,221	—	—	11.72	12/13/09
Jacobson	10/19/01	3	21,962	—	—	15.13	10/19/11
Jacobson	10/24/03	6	13,980	10,220	—	21.24	10/24/13
Jacobson	02/13/06	7	2,856	7,144	—	22.91	02/13/16
Jacobson	03/26/07	5	—	10,000	—	23.75	03/26/17
Jacobson	12/13/01	7	—	—	—	—	—
Jacobson	12/13/02	7	—	—	—	—	—
Jacobson	12/13/03	7	—	—	—	—	—
Jacobson	12/13/06	7	—	—	—	—	—

	Grant Date	# of Years Vesting	Stock Awards
			# of Shares of Unvested Restricted Stock	$ Market Value of Unvested Restricted Stock	Equity Plan Awards Unearned # Shares	Equity Plan Awards Unearned $ Market Value

Whitehead	09/14/98	7	—	—	—	—
Whitehead	12/13/99	5	—	—	—	—
Whitehead	10/19/01	3	—	—	—	—
Whitehead	10/24/03	6	—	—	—	—
Whitehead	02/13/06	6	—	—	—	—
Whitehead	03/26/07	5	—	—	—	—
Whitehead	12/13/01	7	2,857	75,025	—	—
Whitehead	12/13/02	7	3,000	78,780	—	—
Whitehead	12/13/03	7	4,000	105,040	—	—
Whitehead	12/13/06	7	14,000	367,640	—	—
Beardall	04/20/01	7	—	—	—	—
Beardall	10/19/01	7	—	—	—	—
Beardall	10/24/03	6	—	—	—	—
Beardall	02/13/06	7	—	—	—	—
Beardall	03/26/07	5	—	—	—	—
Beardall	12/13/03	5	1,400	36,764	—	—
Beardall	12/13/04	7	3,571	93,786	—	—
Beardall	12/13/05	7	3,000	78,780	—	—
Beardall	12/13/06	7	7,000	183,820	—	—
Brower	01/30/03	3	—	—	—	—
Brower	10/24/03	6	—	—	—	—
Brower	02/13/06	7	—	—	—	—
Brower	03/26/07	5	—	—	—	—
Brower	12/13/03	5	1,400	36,764	—	—
Brower	12/13/04	7	3,571	93,786	—	—
Brower	12/13/05	7	3,000	78,780	—	—
Brower	12/13/06	7	7,000	183,820	—	—
Hedlund	05/24/99	7	—	—	—	—
Hedlund	12/13/99	5	—	—	—	—
Hedlund	10/19/01	3	—	—	—	—
Hedlund	10/24/03	6	—	—	—	—
Hedlund	02/13/06	7	—	—	—	—
Hedlund	03/26/07	5	—	—	—	—
Hedlund	12/13/01	7	1,429	37,514	—	—
Hedlund	12/13/02	7	1,500	39,390	—	—
Hedlund	12/13/03	7	2,000	52,520	—	—
Hedlund	12/13/06	7	7,000	183,820	—	—
Jacobson	12/13/99	7	—	—	—	—
Jacobson	10/19/01	3	—	—	—	—
Jacobson	10/24/03	6	—	—	—	—
Jacobson	02/13/06	7	—	—	—	—
Jacobson	03/26/07	5	—	—	—	—
Jacobson	12/13/01	7	1,429	37,514	—	—
Jacobson	12/13/02	7	1,500	39,390	—	—
Jacobson	12/13/03	7	2,000	52,520	—	—
Jacobson	12/13/06	7	7,000	183,820	—	—

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock that occurred during 2007 for each of our Named Executive Officers on an aggregated basis.

Option Exercises and Stock Vested During 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)
Roy M. Whitehead	25,300	$299,712	3,428	$81,051
Brent J. Beardall	—	—	1,914	45,253
Linda S. Brower	—	—	1,914	45,253
Edwin C. Hedlund	—	—	1,714	40,525
Jack B. Jacobson	7,179	24,430	1,714	40,525

Potential Payments Upon Termination or Change in Control

Pursuant to the 1987, 1994 and 2001 Plans, all unvested stock options and restricted stock awards’ will become fully vested upon a change of control of the Company. The following tables describe the value of the vesting of such options and stock awards upon a change in control. These tables assume the change of control occurred on September 28, 2007, the last business day of our fiscal year, and the price per share was $26.26, the closing price of our common stock on September 28, 2007, the last trading day of the fiscal year.

Potential Payments Upon Change in Control (1)

	Potential Change in Control Payments
	Vesting of Stock Options	Vesting of Restricted Stock
Whitehead	$195,286	$620,282
Beardall	103,110	389,257
Brower	85,481	389,257
Hedlund	97,630	310,143
Jacobson	100,341	310,143

(1)

Pursuant to the 1987, 1994 and 2001 Plans, all unvested stock options and restricted stock awards will become fully vested upon a “change of control” in the Company. A “change in control” of the Company” is defined to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation in fact is required to comply with Regulation 14A thereunder: provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities, or (ii) during any period of twenty-four consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

Employment and Change in Control Agreements

Washington Federal does not currently have any employment agreements or change in control agreements, except for the provisions of the equity awards which allow for vesting of all unvested shares as described above.

Director Compensation

The following table sets forth information regarding the compensation received by each of the directors of Washington Federal, Inc. during 2007, other than Mr. Whitehead whose compensation for service as director is fully reflected in the Summary Compensation Table and the other related tables in the discussion above.

Director Compensation for 2007

	Fees Earned or Paid in Cash	Option Awards(1)	Non Equity Incentive Compensation	All Other Compensation	Total
Derek L. Chinn	$27,500				$27,500
John F. Clearman	32,550				32,550
H. Dennis Halvorson	27,500				27,500
W. Alden Harris(3)	19,500				19,500
Anna C. Johnson	27,500				27,500
Thomas J. Kelley	27,800				27,800
Thomas F. Kenney	29,000				29,000
Guy C. Pinkerton(3)	8,200				8,200
Charles R. Richmond(2)	27,000	16,058	11,435	133,574	188,067
Barbara L. Smith	27,000				27,000

(1)	These amounts reflect the dollar value of the compensation cost of all outstanding stock awards or option awards recognized over the requisite service period, computed in accordance with FAS 123(R). The assumptions made in valuing the stock awards are included under the caption “Stock Option Plans” in Note L of Notes to Consolidated Financial Statements in the 2007 Annual Report on Form 10-K and such information is incorporated herein by reference.

(2)	Mr. Richmond is an employee of the Company. Mr. Richmond earned $161,067 for his contributions as an employee and $27,000 related to his responsibilities as a director. Mr. Richmond was granted 5,000 stock options in 2007 for his contributions as an employee.
(3)	Messers. Harris and Pinkerton both retired from the Board in January 2007. Mr. Harris continues to receive monthly fees of $1,300 due to his status as a director emeritus.

Director Fees

During the past fiscal year, Directors were paid a monthly retainer of $1,300, except for the Chairman of the Audit Committee, who received a monthly retainer of $1,500. Directors were also paid a fee of $1,200 for each board meeting attended. Members of the Audit, Compensation and Nominating Committees received a fee of $500 per committee meeting attended. Committee Chairmen received a fee of $900 per meeting. Directors participating in committee meetings by telephone received one-half the normal fee. The Chairman of the Board, who also serves as the corporation’s President and Chief Executive Officer, received no fees or additional compensation for activities related to the Board of Directors. Certain travel expenses were reimbursed to directors permanently residing outside of Washington State.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

H. Dennis Halvorson, Chairman

Derek L. Chinn

Anna C. Johnson

Barbara L. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Determinations regarding compensation of our Chief Executive Officer and other named executive officers are made by the Compensation Committee of the Board of Directors.

No person who served as a member of the Compensation Committee during 2007 was a current or former officer or employee of Washington Federal. None of the members engaged in certain transactions with Washington Federal, which were required to be disclosed by regulations of the Securities and Exchange Commission. Additionally, there were no compensation committee “interlocks” during 2007, which means that no executive officer of Washington Federal served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of our Compensation Committee.

Related Person Transactions

Washington Federal Savings will from time to time make mortgage loans to directors, executive officers and employees on the security of their residences at prevailing contractual interest rates. Management believes that these loans do not involve more than the normal risks of collectibility or present other unfavorable features. These loans are made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. As of September 30, 2007 there was one such loan made to a director with an outstanding balance of $76,882. This loan has performed as contractually agreed. Washington Federal Savings also makes loans secured by savings accounts to its non-executive officers and employees. These loans are made on the same terms as those prevailing for comparable loans to non-affiliated persons.

The Company regularly monitors its business dealings and those of its Directors and executive officers to determine whether any existing or proposed transactions would require prosy disclosure under Item 404(a) of Regulation S-K. In addition our Code of Conduct requires the Directors and executive officer to notify the Company of any relationships or transactions that may present a conflict of interest including those involving family members. If a transaction is identified, the Company determines if the transaction should be permitted and the necessary disclosure to be made.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

At the Annual Meeting, stockholders of Washington Federal will be asked to ratify the appointment of Deloitte & Touche LLP (“Deloitte”), as Washington Federal’s independent registered public accountants for the fiscal year ending September 30, 2007 This appointment was recommended and approved by the Audit Committee of Washington Federal and approved by the Board of Directors of Washington Federal. If the stockholders of Washington Federal do not ratify the appointment of Deloitte, then the Board of Directors of Washington Federal may reconsider the appointment.

Deloitte has advised Washington Federal that neither the firm nor any of its members has any relationship with Washington Federal or its subsidiaries other than the usual relationship which exists between independent registered public accountants and clients.

Aggregate billings for the professional services rendered to the Company by Deloitte for the 2007 and 2006 fiscal years were as follows:

	2007	2006
Audit Fees	$422,100	$377,580
Audit Related Fees	0	0
Tax Fees	0	0
Other Fees	0	0

Total Fees	$422,100	$377,580

Audit Fees consisted of fees related to the audit of the Company’s annual financial statements for the fiscal years ended September 30, 2007 and 2006, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those years, and consents related to various filings with the SEC.

All services provided by Deloitte, and the related fees are required to be pre-approved by the Audit Committee.

A representative of Deloitte will be present at the Annual Meeting and available to respond to appropriate questions and will be given an opportunity to make a statement if the representative chooses to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE BY STOCKHOLDERS FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS WASHINGTON FEDERAL’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING

SEPTEMBER 30, 2008.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by Washington Federal. Washington Federal will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of Washington Federal may solicit proxies personally or by telephone without additional compensation.

STOCKHOLDER PROPOSALS

Any proposal that a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Stockholders of Washington Federal must be received at the main office of Washington Federal no later than August 16, 2008. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

No stockholder proposals were submitted in connection with this Annual Meeting. Stockholder proposals that are not submitted for inclusion in Washington Federal’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Section 2.15 of Washington Federal’s Bylaws, which provides that business at an Annual Meeting of Stockholders must be: (a) properly brought before the meeting by or at the direction of the Board of Directors; or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Washington Federal. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of Washington Federal not later than 90 days prior to the anniversary date of the mailing of proxy materials by Washington Federal in connection with the immediately preceding Annual Meeting of Stockholders of Washington Federal, or not later than September 15, 2008 in connection with the Annual Meeting of Stockholders for the fiscal year 2008 of Washington Federal. Such stockholder’s notice is required to set forth certain information specified in Washington Federal’s Bylaws.

ANNUAL REPORTS

Stockholders of Washington Federal as of the Record Date for the Annual Meeting are being forwarded a copy of Washington Federal’s Annual Report to Stockholders for the year ended September 30, 2007 (the “Annual Report”). Included in the Annual Report are the consolidated statements of financial condition of Washington Federal as of September 30, 2007 and 2006 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended September 30, 2007, prepared in accordance with generally accepted accounting principles, and the related report of Washington Federal’s independent auditors. The Annual Report is not a part of this Proxy Statement.

Upon receipt of a written request, Washington Federal will furnish to any stockholder without charge a copy of its Annual Report on Form 10-K filed with the SEC under the Exchange Act for the year ended September 30, 2007. Upon written request and a payment of a copying charge of $.10 per page, Washington Federal will furnish to any such stockholder a copy of the exhibits to the Annual Report on Form 10-K. Such written requests should be directed to Brent J. Beardall, Executive Vice President and Chief Financial Officer, Washington Federal, Inc., 425 Pike Street, Seattle, Washington 98101. The Annual Report on Form 10-K is not a part of this Proxy Statement. The Annual Report on Form 10-K, together with this Proxy Statement and all SEC filings are available through Washington Federal’s website: www.washingtonfederal.com.

ANNUAL MEETING OF STOCKHOLDERS OF

WASHINGTON FEDERAL, INC.

January 22, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

REVOCABLE PROXY

WASHINGTON FEDERAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints the Board of Directors as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent the undersigned and to vote as designated on the reverse side, all the shares of Common Stock of Washington Federal, Inc. (“Washington Federal”) held of record by the undersigned on November 23, 2007, at the Annual Meeting of Stockholders to be held at Seattle’s Benaroya Hall, 3rd & Union, Seattle, Washington, on Tuesday, January 22, 2008, at 2:00 p.m. Pacific time, or at any adjournment thereof (the “Annual Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, then this proxy will be voted FOR the nominees named under Proposal 1 and FOR Proposal 2. In the discretion of the Proxies, shares may be voted cumulatively so as to elect the maximum number of nominees for director.

The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Washington Federal called for the 22nd day of January 2008 and a Proxy Statement for such Annual Meeting prior to the signing of this proxy.

In view of the importance of the action to be taken and to save the cost of further proxy solicitation, we urge you to mark, sign, date and return the proxy card promptly using the enclosed envelope.

This proxy may be revoked at any time before it is exercised.

(Continued and to be signed on the reverse side)

WASHINGTON FEDERAL, INC. C/O AMERICAN STOCK TRANSFER 59 MAIDEN LANE, PLAZA LEVEL NEW YORK, NY 10038

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Washington Federal, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Washington Federal, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: WSHFD1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

WASHINGTON FEDERAL, INC. Vote On Directors

1. Election of Directors:

NOMINEES:

02) Anna C. Johnson for a three-year term 03) Thomas F. Kenney for a three-year term 04) Charles R. Richmond for a three-year term

For Withhold For All All All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposal For Against Abstain

2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of Washington Federal for fiscal year 2008.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign.

When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date